Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of New Misonix, Inc. of our report dated April 11, 2019, relating to the financial statements of Solsys Medical, LLC, which are part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

Newport News, Virginia
August 7, 2019